UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2010

SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 460 San Jose, CA 95110 (408) 570-9700
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2010, the Board of Directors of Selectica, Inc. (the “Company”) amended Section 2.8 of the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”).  The Bylaw Amendment provides for a majority voting standard in the election of directors.  Under the Bylaw Amendment, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee to the Board will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast with respect to that director’s election.  The Bylaw Amendment was effective immediately upon adoption by the Board.  The text of Section 2.8 of the Company’s Bylaws, reflecting the Bylaw Amendment, is attached as Exhibit 3.1.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description

	Exhibit 3.1	Amendment to Section 2.8 of Amended and Restated Bylaws, adopted December 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: December 4, 2010	By:	/s/ Todd Spartz
Todd Spartz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 3.1	Amendment to Section 2.8 of Amended and Restated Bylaws, adopted December 1, 2010.

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